UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 21, 2004

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7190	65-0854631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1259 Northwest 21st Street, Pompano Beach, Florida 33069

(Address of Principal Executive Office) (Zip Code)

(954) 917-7665

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 21, 2004, Imperial Industries, Inc. (the “Company”) issued a Press Release announcing that at a special meeting of stockholders, the stockholders authorized the Company’s Board of Directors to implement a reverse stock split at one of two possible ratios: either (a) one for four ratio; or (b) a one for five ratio to be determined by the Board in its discretion. The date for enactment of the reverse stock split as well as the ratio has not yet been determined. The Board of Directors has reserved the right to enact the reverse split at any time within one year of shareholder approval or not to enact it at all. The Company currently has approximately 9,514,073 common shares outstanding.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit	Description

99.1	Press Release issued by Imperial Industries, Inc. dated December 21, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

Dated: December 21, 2004	By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Principal Executive Officer/ Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release issued by Imperial Industries, Inc. dated December 21, 2004